SUBSCRIPTION AGREEMENT

Genroco, Inc.
255 Info Highway
Slinger, Wisconsin  53086

The undersigned agrees to purchase from Genroco, Inc. (the "Company") the number of shares of Common Stock, along with certain warrants (the "Shares") which the undersigned has indicated below (all capitalized but undefined terms herein have the same meaning as set forth in the Private Placement Memorandum ("Memorandum") and upon the terms and conditions set forth below. The Company, for any reason, may accept or reject any subscription in whole or in part. In connection with the issuance of the Shares to the undersigned and to induce the Company to issue the Shares, the undersigned hereby represents, warrants, acknowledges and agrees as follows:

               1. The undersigned, by reason of the knowledge and experience in financial and business matters of the undersigned and the access to information about the Company and its proposed strategy (including an opportunity to ask questions of the Company and its representatives and receive answers concerning the Company's proposed operations), is capable of evaluating the merits and risks of an investment in the Shares.

               2. The undersigned has received a copy of the Memorandum and all exhibits thereto, setting forth the terms and conditions of this investment, as well as all such information as the undersigned deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of the Shares. The undersigned has carefully read the Memorandum.

               3. The undersigned hereby represents, warrants and agrees that it is acquiring the Shares solely for its account of the undersigned, for investment purposes, and not on behalf of other persons or with the view to the distribution or resale thereof. In reaching the conclusion that the undersigned desires to purchase the Shares, the undersigned has carefully evaluated the financial resources and investment position of the undersigned, the risks associated with a purchase of the Shares and acknowledges that the undersigned is able to bear the economic risks of such investment.

               4. The representations and warranties set forth in this Agreement shall survive the acceptance hereof by the Company.

               5. The Subscription Agreement and the representations set forth herein shall become effective and binding upon the undersigned, and upon the undersigned's heirs, legal representatives, successors and assigns upon the Company's acceptance hereof, on behalf of the Company, in the space provided below.

               6. The undersigned shall obtain the following rights with regard to the Shares.

               (a) (i) If the Company proposes to register under the Securities Act of 1933, as amended (the "Act") and any applicable state securities law any of its Common Stock for sale for cash to the public, whether for its own account or for the account of other shareholders or both (except with respect to registration statements on Form S-4 or S-8, or another form not available for registering securities for sale to the public), the undersigned shall have the right to include any part or all of the Shares in any such registration; provided, however, if after receipt of the advice of its underwriters that were the Shares requested included in the offering, the total number of shares would exceed the number of shares which could be sold in an orderly manner in the offering, the Company, in its sole discretion, may exclude any or all of such shares requested to be included in the offering, provided that such exclusions shall be pro rata among the shares held by the shareholders of the Company which are includable in the registration.

                    (ii) At any time after June 30, 2000, at the undersigned's election for two times and provided that the Company has not effected a registration of shares of its Common Stock pursuant to Section 6(a)(i) within the preceding 180 days, if the undersigned requests in writing, the Company shall promptly thereafter use its best efforts to effect the registration under the Act and any applicable state securities laws of all Shares which the undersigned requests in writing to be so registered and in a manner corresponding to the methods of distribution described in the undersigned's request; provided, however, that the Company shall be obligated to keep the registration statement current for no more than ninety days after the effective date of the registration statement in order to effect the distribution of the Shares in the manner requested by the undersigned. Notwithstanding the foregoing, the Company may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, for a period of not more than sixty (60) consecutive days and for no more than 120 days in the aggregate during any twelve month period, if the Company determines in good faith that such registration might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders.

               (b) In the event the Company proposes to register Shares pursuant to Section 6(a)(i), the Company shall give written notice to the undersigned of the proposed filing not later than 5 days prior to the date of its intention to do so and, upon the written request of the undersigned given to the Company not later than 30 days later (which request shall state the intended method of disposition of such of its securities to be included in the registration statement by the undersigned), the Company shall cause such number of Shares to be included in the registration statement to be registered under the Act as provided above in Section 6(a)(i).

               Any request of the undersigned for inclusion in any registration of Shares pursuant to this Section shall also include the agreement of the undersigned to sell the applicable amount of Shares only through the underwriters, if applicable, and at the price and upon the terms fixed by the agreement among the Company and the underwriters or brokers for such transaction.

               (c) Any registration of shares pursuant to Section 6 shall be effected at the Company's expense, exclusive of underwriting discounts and commissions and of legal fees and expenses for counsel to the undersigned.

               (d) In connection with any registration of Shares pursuant to this Section, the persons whose Shares are being registered shall furnish the Company with such information concerning such persons and the proposed sale or distribution as shall, in the opinion of counsel for the Company, be required for use in the preparation of the registration statement, and such persons shall cooperate fully in the preparation and filing of the registration statement. In addition, the undersigned shall indemnify the Company, its officers and directors ("Indemnified Persons") against all claims, losses or damages Indemnified Persons incur as a result of any information supplied by the undersigned that was included in the registration statement which either contained any untrue statement or alleged untrue statement of a material fact or failed to disclose material facts required to make those stated not misleading.

               (e) In the event of a registration of any of the undersigned's Shares under the Act pursuant to this Section 6, the Company will indemnify and hold harmless the undersigned, its officers and directors and any person who controls the undersigned within the meaning of the Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, "Claims"), to which the undersigned or controlling person may become subject under the Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the undersigned and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case if and to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the undersigned in writing specifically for use in such registration statement or prospectus.

               (f) The obligations of the Company and the undersigned under this Section shall expire three years after the date of acceptance of the Company.

               7.   The Company agrees with the undersigned as follows:

               (a) The Company shall use commercially reasonable efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after 90 days following the effective date of the first registration statement of the Company under the Act of an offering of securities to the general public.

               (b) The Company shall file with the Securities and Exchange Commission ("Commission") in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time after the Company has become subject to such reporting requirements of the Exchange Act.

               (c) The Company shall furnish the undersigned upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement of the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as the undersigned may reasonably request to avail itself of any rule or regulation of the Commission allowing the undersigned to sell Shares without registration.

                                  INSTRUCTIONS

     1. For this Subscription Agreement to constitute a valid subscription for Company Shares, it must be executed by the undersigned and must be returned to the Company.

     2. This Subscription Agreement will become effective only upon the Company's acceptance hereof, on behalf of the Company, in the space provided below. If after reviewing the qualifications of the undersigned, the Company determines to accept this Subscription Agreement as to any or all of the Shares for which subscription is hereby made, the Company will execute the Acceptance of this Subscription Agreement, and will return a copy hereof to the undersigned.

     3. This Subscription Agreement and accompanying documents should be returned to Genroco, Inc. 255 Info Highway, Slinger, Wisconsin 53086,
Attention: Keith Brue, Chief Financial Officer. Payment should be made by wire transfer payable to Genroco, Inc. within two business days of being notified of the acceptance by the Company. A breach of timely payment by the undersigned shall result, among other things, at the Company's election, in the voiding of this Agreement.

     4. If the investor is an entity (i.e., a trust, partnership, corporation or other organization) the Certificate of Signatory attached hereto must be executed by a duly authorized person.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ------ day of ---------------, ------.

     Manner in Which Title is to be Held.  (check one)
     -----------------------------------

     ---  Partnership1<F8>
     ---  Corporation(1)<F8>
     ---  Trust(1)<F8>
     ---  Other(1)<F8>(specify)

     Number of Shares -----------------------------

     Subscription Amount $-------------------------

1<F8>  Entities must have the Certificate of Signatory attached hereto executed.

ENTITY NAME

-----------------------------------

-----------------------------------
Representative Contact

-----------------------------------
Address

-----------------------------------

-----------------------------------
City, State and Zip Code

-----------------------------------
Tax Identification Number (2)<F9>


-----------------------------------

Signature of Officer 2<F9>

-----------------------------------
Name Typed or Printed

-----------------------------------
Title (if any)

2<F9> By executing this Subscription Agreement and inserting the Tax
      Identification Number the signatory is certifying (i) that the Tax Identification Number is true and complete, and (ii) that the signatory entity on whose behalf the signatory is signing, is not subject to backup withholding either because the person has not been notified that such person is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the person that such person is no longer subject to backup withholding. (Please cross out the statement in (ii) if the IRS has notified the subscriber that such person is subject to backup withholding because of underreporting of interest or dividends.)

                            CERTIFICATE OF SIGNATORY

       (To be completed if Shares are being subscripted for by an entity)

          I, -----------------------------, am the -------------------------- of
------------------------------------------------------- (the "Entity").

          I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

          IN WITNESS WHEREOF, I have set my hand this ----- day of -----------.


                                        ----------------------------------
                                                    (Signature)


                                   ACCEPTANCE

     The Company hereby accepts the subscription embodied in the Subscription Agreement as to ------- Shares at a purchase price of $8.00 per Share (including half a warrant per Share at an exercise price of $12.00 per Share), which shall be effective on -------------------, for all the terms and conditions set forth herein.

                                        GENROCO, INC.


                                   By:--------------------------------------


                                   Title: ----------------------------------

                                   Date: -----------------------------------